EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES MARCH CASH DISTRIBUTION

Dallas, Texas, March 20, 2012 – U.S. Trust, Bank of America Private Wealth Management, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.220316 per unit, payable on April 13, 2012, to unitholders of record on March 30, 2012. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	14,000	148,000	$96.87	$7.22

Prior Month	16,000	117,000	$93.99	$7.47

Other

The 2011 tax packets mailed directly to unitholders on March 9, 2012. A copy of Cross Timbers Royalty Trust’s tax booklet was posted to the trust’s website on February 21, 2012. In addition to the tax booklet, the Cross Timbers website offers two simple calculators for computing the monthly income and expense amounts and cost depletion. The calculators were updated with the 2011 tax information on February 21, 2012.

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

*     *     *

Contact:	Nancy G. Willis Vice President U.S. Trust, Bank of America Private Wealth Management, Trustee Toll Free – 877-228-5084